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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): March 11, 2004

                           HANOVER COMPRESSOR COMPANY
             (Exact name of registrant as specified in its charter)

              Delaware                            1-13071                          76-0625124
    (State or other jurisdiction             (Commission File                     (IRS Employer
          of incorporation)                       Number)                      Identification No.)

              12001 North Houston Rosslyn
                    Houston, Texas                                            77086
       (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (281) 447-8787

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Item 5.  Other Events.

Hanover Compressor Company received a letter today from the administrative trustee of the GKH Liquidating Trust (the "Trust") indicating that it had decided to distribute 5,774,795 shares of the 8,274,795 shares of Hanover common stock owned by the Trust (formerly held by GKH Investments, L.P.) and GKH Partners, L.P. (as nominee for GKH Private Limited) (collectively, "GKH") to the relevant beneficiaries. The remaining 2,500,000 shares held by GKH will, as previously announced by the Company, be paid as part of the global shareholder litigation settlement, which became final as of March 10, 2004. As of March 5, 2004, Hanover Compressor had approximately 83,036,605 shares outstanding. A copy of the letter sent by the administrative trustee to the Company is attached to this report as Exhibit 99.1.

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Item 7.  Financial Statements and Exhibits.

  (a)    Financial Statements of Business Acquired

         Not applicable

  (b)    Pro Forma Financial Information.

         Not applicable.

  (c)    Exhibits.

        99.1 Letter from GKH Partners, L.P., to Mark S. Berg, Senior Vice President and General Counsel of Hanover Compressor Company dated March 11, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HANOVER COMPRESSOR COMPANY


Date:  March 11, 2004                      By:      /s/ John E. Jackson
                                              ----------------------------------
                                              Name:   John E. Jackson
                                              Title:  Senior Vice President and
                                                      Chief Financial Officer

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                                  Exhibit Index

Exhibit
Number     Description
-------    ---------------------------------------------------------------------
99.1 Letter from GKH Partners, L.P. to Mark S. Berg, Senior Vice President and General Counsel of Hanover Compressor Company dated March 11, 2004.